Exhibit 99.1

Washington Banking Company Earns $4.4 Million, or $0.28 per Share, in 1Q14
Loans Grow 8% and Core Deposits Increase 10% Year-Over-Year

OAK HARBOR, WA – April 24, 2014 – Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported it earned $4.4 million, or $0.28 per diluted share, in the first quarter of 2014, fueled by robust loan growth, strong growth in core deposits and continuing improvement in asset quality. In the fourth quarter of 2013, Washington Banking earned $2.5 million, or $0.16 per diluted share, and in the first quarter a year ago, earnings were $4.6 million, or $0.30 per diluted share.

“Our shareholders voted overwhelmingly to approve the merger with Heritage Financial Corporation (Nasdaq: HFWA) last week and all of the pieces are in place for us to complete the business combination very soon,” said Jack Wagner, President and Chief Executive Officer. “We are confident the transition will be seamless and that the combined organization will be a great place for our customers to do business and for our employees to work.”

“Our lending teams continue to build a solid book of business, generating 8% year-over year growth in our loan portfolio,” said Bryan McDonald, Whidbey Island Bank’s President and CEO. “Loan demand remains strong and our pipeline of activity continues to grow. During the first quarter, we closed $47.8 million in new commercial loans, renewed or extended $37.0 million in existing commercial loans and funded $16.9 million in residential mortgages, for both refinance and purchase transactions.”

First Quarter 2014 Financial Highlights (as of, or for the period ended March 31, 2014)

•	On a consolidated basis, Total Risk-Based Capital to risk-adjusted assets was 19.60% compared to 19.78% a year ago. The minimum ratio to be considered well-capitalized under FDIC rules is 10%.
•	With the exception of planned runoff in construction loans, all loan categories increased for the quarter.
•	Asset quality continues to improve with the ratio of nonperforming non-covered assets (NPAs) to total assets dropping to 0.59% from 0.68% at December 31, 2013, and 1.03% a year ago. Classified loans declined to $60.3 million at March 31, 2014, from $66.1 million at December 31, 2013.
•	Low-cost demand, money market, savings and NOW accounts were $1.12 billion, or 76% of total deposits.
•	Loan loss reserves were 1.84% of non-covered loans, compared to 2.01% a year ago.
•	The interest income generated from the loan portfolios in the FDIC-assisted acquisitions contributed $4.5 million to first quarter revenues in 2014.
•	In the first quarter, the net interest margin fell 18 basis points to 4.32% compared to 4.50% in the preceding quarter, and fell 52 basis points from 4.84% in the year ago quarter, reflecting declines in both the yields and balances of covered loans.
•	In the first quarter, Washington Banking sold its operations center in Oak Harbor, generating a pre-tax gain of $1.5 million, which contributed to other non-interest income.

Credit Quality

“With the strong performance of the loan portfolio, both covered and non-covered, we released reserves during the first quarter,” said Dan Kuenzi, Chief Credit Officer. “Overall credit quality is improving on every metric, and we continue to be optimistic about the progress we are making in reducing the problem assets in the portfolio.”

Total nonperforming assets fell 41.9% from a year ago. Nonperforming, non-covered loans (NPLs) decreased at quarter end to $7.5 million from $8.4 million in the preceding quarter and from $11.8 million a year ago, with residential construction loans accounting for 35.8% of nonperforming assets. The ratio of NPLs/total non-covered loans improved to 0.82% at March 31, 2014, from 0.95% at the end of the fourth quarter and 1.40% a year ago. Nonperforming, non-

WBCO Reports 1Q14 EPS of $0.28

April 24, 2014

covered assets (NPA)/total assets improved to 0.59% compared to 0.68% in the preceding quarter and 1.03% a year ago. Non-covered other real estate owned (OREO) was $2.5 million, down from $3.1 million in the preceding quarter and $5.3 million a year ago. Distribution of nonperforming, non-covered assets is shown in the following table:

Non-Covered NPA by Location	Island County	San Juan County	Skagit County	Snohomish County	Whatcom County	Total	Percent of Total Non-Covered NPA by Loan Type
(dollars in 000s)
3/31/2014
Commercial	$ 2	$ 42	$ 331	$ 1,253	$ 444	$ 2,072	20.80%
Real Estate Mortgages
One-to-Four Family Residential	44	-	-	-	314	358	3.59%
Commercial	-	-	545	-	873	1,418	14.24%
Real Estate Construction
One-to-Four Family Residential	780	-	356	-	2,432	3,568	35.82%
Commercial	-	-	-	-	-	-	0.00%
Consumer
Direct	30	-	-	55	-	85	0.85%
Other Real Estate Owned	-	-	1,883	-	576	2,459	24.69%
Total	$ 856	$ 42	$ 3,115	$ 1,308	$ 4,639	$ 9,960	100.00%

Percent of Total Non-Covered NPA by Location	8.59%	0.42%	31.28%	13.14%	46.58%	100.00%

With the improvement in asset quality, the company recognized a negative provision for non-covered loan losses of $300,000 in the first quarter of 2014, compared to a provision of $50,000 in the fourth quarter of 2013 and a provision of $450,000 in the first quarter a year ago. At March 31, 2014 the allowance for non-covered loan losses totaled $16.8 million, or 1.84% of non-covered loans.

Balance Sheet

Total assets were $1.69 billion at March 31, 2014, compared to $1.68 billion three months earlier and $1.67 billion a year ago. Total net non-covered loans increased 3% to $895.7 million compared to $871.6 million at December 31, 2013, and were up 8% from $826.9 million at March 31, 2013.

The non-covered loan portfolio is well diversified with commercial and industrial loans making up 20.4% and residential mortgages accounting for 4.6% of the portfolio. Owner-occupied commercial real estate loans represent 26.5% of the portfolio and non-owner occupied commercial real estate loans account for 23.5% of loans. Indirect consumer loans account for 9.8% of the portfolio and other consumer loans account for 9.1%. Construction and land development loans for residential properties were 3.7% and commercial construction and land development loans represent 2.2% of the portfolio.

As resolution of the covered portfolio progresses, net covered loans totaled $116.1 million and covered OREO totaled $4.7 million at March 31, 2014, compared to $137.3 million and $6.0 million, respectively, three months earlier.

The mix of total deposits continued to improve with non-CD deposits increasing to 76.3% of total deposits from 70.4% a year ago. Total deposits were up 1.5% to $1.46 billion at March 31, 2014, compared to $1.44 billion a year ago. Noninterest-bearing demand deposits increased 5.8% in the quarter and10.6% year-over-year, representing 19.2% of total deposits. Year-over-year, NOW accounts increased 7.7% to $373.1 million, comprising 25.5% of deposits and time deposits declined 18.7% to $346.3 million and accounted for 23.7% of total deposits. Core deposits, excluding time deposits over $100,000, represented 89.6% of all deposits.

Tangible shareholder equity totaled $179.9 million, or $11.54 per share, at March 31, 2014, compared to $178.4 million, or $11.50 per share, a year ago.

Operating Results

In the first quarter of 2014, net interest income totaled $16.4 million compared to $17.3 million in the preceding quarter, and $18.2 million in the first quarter a year ago. The majority of the decline came from the resolution of the covered loan portfolio and a change in the yield on covered loans to 14.20% in the first quarter of 2014 from 14.92% in the fourth quarter and 13.16% in the first quarter a year ago.

WBCO Reports 1Q14 EPS of $0.28

April 24, 2014

“The costs associated with the due diligence for our merger with Heritage Financial added $200,000 to first quarter operating expense,” said Rick Shields, Chief Financial Officer. “With the on-going successful resolution of our FDIC indemnified assets, we were able to release reserves from our impairment allowance for this portfolio in the first quarter this year. These reserves are based on our forecast of expected cash flows for covered loans. The progress we have made during the quarter, particularly in the hospitality sector, allowed us to release $2.0 million in reserves.” Washington Banking’s net interest margin decreased 18 basis points from the preceding quarter to 4.32% from 4.50% and fell 52 basis points from 4.84% in the year ago quarter. “As anticipated, as we reduce the size of the covered loan portfolio, its contribution to margin is diminishing,” Shields noted.

Earlier this month, Washington Banking announced it will pay a cash dividend of $0.14 per common share.

About Washington Banking Company

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. With its two FDIC-assisted acquisitions in 2010, Whidbey Island Bank currently operates 32 full-service branches located in six counties in Northwestern Washington.

Forward Looking Statements

This news release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such as the proposed merger with Heritage Financial Corporation, future operating results, regional economic trends, dividends and dividend payout ratios, covered loan trends, branch openings, growth in loans and deposits, credit quality and loan losses, net interest margin, benefits from prior FDIC-assisted acquisitions and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin and customer behavior; (3) competition among financial institutions, including without limitation the impact of competitors’ pricing initiatives on loan and deposit products; (4) legislation or regulatory requirements, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure; (6) the requisite shareholder and regulatory approvals for the Heritage-Washington Banking merger might not be obtained and other closing conditions may not be satisfied; (7) the costs, effects and outcomes of litigation; (8) changes in financial markets; (9) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (10) expected revenues, cost savings, synergies and other benefits from the Heritage-Washington Banking merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (11) fluctuations in real estate values; (12) the ability to access cost-effective funding; (13) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (14) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (15) changes in accounting principles, policies or guidelines; (16) future acquisitions of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in business, changes in market conditions, or other factors. . Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

www.wibank.com

WBCO Reports 1Q14 EPS of $0.28

April 24, 2014

CONSOLIDATED STATEMENTS OF INCOME (unaudited)	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
($ in thousands, except per share data)	March 31,	December 31,	Month	March 31,	Year
	2014	2013	Change	2013	Change
Interest Income
Non-Covered Loans	$ 10,976	$ 10,994	0%	$ 11,153	-2%
Covered Loans	4,468	5,466	-18%	6,713	-33%
Taxable Investment Securities	1,734	1,630	6%	1,313	32%
Tax Exempt Securities	411	400	3%	372	10%
Other	62	64	-3%	59	5%
Total Interest Income	17,651	18,554	-5%	19,610	-10%

Interest Expense
Deposits	1,120	1,182	-5%	1,310	-15%
Junior Subordinated Debentures	116	119	-3%	118	-2%
Total Interest Expense	1,236	1,301	-5%	1,428	-13%

Net Interest Income	16,415	17,253	-5%	18,182	-10%
(Recovery) Provision for Loan Losses, Non-Covered Loans	(300)	50	-700%	450	-167%
(Recovery) Provision for Loan Losses, Covered Loans	(2,000)	326	-713%	1,500	-233%
Net Interest Income after (Recovery) Provision for Loan Losses	18,715	16,877	11%	16,232	15%

Noninterest Income
Service Charges and Fees	803	870	-8%	816	-2%
Electronic Banking Income	983	985	0%	1,143	-14%
Investment Products	103	171	-40%	224	-54%
Gain on Sale of Investment Securities, Net	-	-	100%	265	-100%
Bank Owned Life Insurance Income	14	19	-26%	38	-63%
Income from the Sale of Loans	240	469	-49%	1,011	-76%
SBA Premium Income	146	132	11%	278	-47%
Change in FDIC Indemnification Asset	(2,124)	(563)	277%	(174)	1121%
Gain on Disposition of Covered Assets	506	851	-41%	380	33%
Other Income	1,849	231	700%	365	407%
Total Noninterest Income	2,520	3,165	-20%	4,346	-42%

Noninterest Expense
Compensation and Employee Benefits	7,949	8,656	-8%	7,676	4%
Occupancy and Equipment	1,884	1,883	0%	1,801	5%
Office Supplies and Printing	385	362	6%	400	-4%
Data Processing	549	547	0%	535	3%
Consulting and Professional Fees	365	212	72%	333	10%
Intangible Amortization	90	110	-18%	108	-17%
Merger Related Expenses	200	652	-69%	-	100%
FDIC Premiums	260	256	2%	289	-10%
FDIC Clawback Liability	87	88	-1%	200	-57%
Non-Covered OREO & Repossession Expenses, Net	481	924	-48%	525	-8%
Covered OREO & Repossession Expenses, Net	430	945	-54%	136	216%
Other	1,960	1,801	9%	1,864	5%
Total Noninterest Expense	14,640	16,436	-11%	13,867	6%

Income Before Provision for Income Tax	6,595	3,606	83%	6,711	-2%
Provision for Income Tax	2,150	1,104	95%	2,127	1%
Net Income Available to Common Shareholders	$ 4,445	$ 2,502	78%	$ 4,584	-3%
Earnings per Common Share
Net Income per Share, Basic	$ 0.29	$ 0.16	81%	$ 0.30	-3%

Net Income per Share, Diluted	$ 0.28	$ 0.16	75%	$ 0.30	-7%

Average Number of Common Shares Outstanding	15,569,000	15,536,000		15,485,000
Fully Diluted Average Common and Equivalent Shares Outstanding	15,651,000	15,616,000		15,519,000

WBCO Reports 1Q14 EPS of $0.28

April 24, 2014

CONSOLIDATED BALANCE SHEETS (unaudited)			Three		One
($ in thousands except per share data)	March 31,	December 31,	Month	March 31,	Year
	2014	2013	Change	2013	Change
Assets
Cash and Due from Banks	$ 35,073	27,489	28%	$ 23,047	52%
Interest-Bearing Deposits with Banks	76,440	103,869	-26%	77,516	-1%
Federal Funds Sold	-	-	100%	-	100%
Total Cash and Cash Equivalents	111,513	131,358	-15%	100,563	11%

Investment Securities Available for Sale	449,462	432,542	4%	394,328	14%
FHLB Stock	7,064	7,172	-2%	7,374	-4%
Loans Held for Sale	2,809	3,389	-17%	11,106	-75%
Loans Receivable	912,451	888,686	3%	843,812	8%
Less: Allowance for Loan Losses	(16,789)	(17,093)	-2%	(16,926)	-1%
Non-Covered Loans, Net	895,662	871,593	3%	826,886	8%

Covered Loans, Net Allowance for Loan Losses	116,053	137,333	-15%	195,589	-41%
Premises and Equipment, Net	33,551	35,038	-4%	36,431	-8%
Bank Owned Life Insurance	32,075	17,836	80%	17,742	81%
Goodwill and Other Intangible Assets, Net	5,498	5,588	-2%	5,919	-7%
Other Real Estate Owned	2,459	3,067	-20%	5,297	-54%
Covered Other Real Estate Owned	4,710	5,980	-21%	15,453	-70%
FDIC Indemnification Asset	10,367	14,536	-29%	28,140	-63%
Other Assets	15,639	18,556	-16%	23,526	-34%
Total Assets	$ 1,686,862	$ 1,683,988	0%	$ 1,668,354	1%

Liabilities and Shareholders' Equity
Deposits:
Noninterest-Bearing Demand	$ 280,781	$ 265,412	6%	$ 253,947	11%
NOW Accounts	373,120	370,244	1%	346,450	8%
Money Market	333,723	347,670	-4%	296,565	13%
Savings	129,057	124,516	4%	118,602	9%
Time Deposits	346,343	359,650	-4%	426,111	-19%
Total Deposits	1,463,024	1,467,492	0%	1,441,675	1%

Junior Subordinated Debentures	25,774	25,774	0%	25,774	0%
Other Liabilities	12,715	10,792	18%	16,619	-23%
Total Liabilities	1,501,513	1,504,058	0%	1,484,068	1%

Shareholders' Equity
Common Stock (no par value)
Authorized 35,000,000 Shares:
Issued and Outstanding 15,587,154 at 3/31/14,
15,538,969 at 12/31/13 and 15,503,861 at 3/31/13	87,177	86,714	1%	85,912	1%
Retained Earnings	101,631	98,431	3%	94,496	8%
Accumulated Other Comprehensive (Loss) Income	(3,459)	(5,215)	-34%	3,878	-189%
Total Shareholders' Equity	185,349	179,930	3%	184,286	1%
Total Liabilities and Shareholders' Equity	$ 1,686,862	$ 1,683,988	0%	$ 1,668,354	1%

WBCO Reports 1Q14 EPS of $0.28

April 24, 2014

NON-COVERED ASSET QUALITY (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended
($ in thousands, except per share data)	March 31,	December 31,	March 31,
	2014	2013	2013
Allowance for Non-Covered Loan Losses Activity:
Balance at Beginning of Period	$ 17,093	$ 16,942	$ 17,147
Indirect Loans:
Charge-offs	(160)	(261)	(173)
Recoveries	97	71	115
Indirect Net Charge-offs	(63)	(190)	(58)

Other Loans:
Charge-offs	(319)	(305)	(741)
Recoveries	379	596	128
Other Net Recoveries (Charge-offs)	60	291	(613)

Total Net (Charge-offs) Recoveries	(4)	101	(671)
(Recovery) Provision for Loan Losses, Non-Covered Loans	(300)	50	450
Balance at End of Period	$ 16,789	$ 17,093	$ 16,926

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	0.30%	0.93%	0.29%
Other Loans Net (Recoveries) Charge-Offs, to Avg Other Loans, Annualized (1)	-0.03%	-0.15%	0.32%
Net Charge-offs (Recoveries) to Average Total Loans (1)	0.00%	-0.05%	0.32%

	March 31,	December 31,	March 31,
	2014	2013	2013
Nonperforming Non-Covered Assets
Nonperforming Non-Covered Loans (2)	$ 7,501	$ 8,409	$ 11,832
Non-Covered Other Real Estate Owned	2,459	3,067	5,297
Total Nonperforming Non-Covered Assets	$ 9,960	$ 11,476	$ 17,129
Nonperforming Non-Covered Loans to Total Non-Covered Loans (1)	0.82%	0.95%	1.40%
Nonperforming Non-Covered Assets to Total Assets	0.59%	0.68%	1.03%
Allowance for Loan Losses to Nonperforming Non-Covered Loans	223.82%	203.27%	143.05%
Allowance for Loan Losses to Non-Covered Loans	1.84%	1.92%	2.01%

Non-Covered Loan Composition
Commercial	$ 186,043	$ 179,914	$ 160,053
Real Estate Mortgages
One-to-Four Family Residential	41,588	41,811	35,174
Commercial	456,360	447,337	425,069
Real Estate Construction
One-to-Four Family Residential	33,501	33,928	40,099
Commercial	20,170	22,320	25,773
Consumer
Indirect	89,324	79,900	77,654
Direct	83,357	81,773	78,209
Deferred Costs	2,108	1,703	1,781
Total Non-Covered Loans	$ 912,451	$ 888,686	$ 843,812

Time Deposit Composition
Time Deposits $100,000 and more	$ 151,627	$ 156,297	$ 189,684
All Other Time Deposits	194,716	203,026	234,672
Brokered Deposits
CDARS (Certificate of Deposit Account Registry Service)	-	327	1,755
Total Time Deposits	$ 346,343	$ 359,650	$ 426,111

(1) Excludes Loans Held for Sale.
(2) Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.

WBCO Reports 1Q14 EPS of $0.28

April 24, 2014

FINANCIAL STATISTICS (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
($ in thousands, except per share data)	March 31,	December 31,	September 30,	March 31,
	2014	2013	2013	2013

Averages
Total Assets	$ 1,664,230	$ 1,652,752	$ 1,628,236	$ 1,672,807
Non-Covered Loans and Loans Held for Sale	894,063	874,899	868,745	856,249
Covered Loans	127,576	145,301	165,964	206,873
Interest Earning Assets	1,561,988	1,541,783	1,500,065	1,539,196
Deposits	1,445,653	1,434,083	1,414,504	1,447,939
Common Shareholders' Equity	181,948	181,739	177,448	182,667

Financial Ratios
Return on Average Assets, Annualized	1.08%	0.60%	1.10%	1.11%
Return on Average Common Equity, Annualized	9.91%	5.46%	10.07%	10.18%
Efficiency Ratio(1)	76.35%	79.57%	63.75%	61.00%
Yield on Earning Assets(1)	4.65%	4.84%	4.94%	5.22%
Cost of Interest Bearing Liabilities	0.42%	0.43%	0.44%	0.48%
Net Interest Spread	4.23%	4.41%	4.50%	4.74%
Net Interest Margin (1)	4.32%	4.50%	4.59%	4.84%

Tangible Book Value Per Share(2)	$ 11.54	$ 11.22	$ 11.34	$ 11.50
Tangible Common Equity to Total Tangible Assets (2)	10.70%	10.39%	10.72%	10.73%

	March 31,	December 31,	September 30,	March 31,	Regulatory Requirements
	2014	2013	2013	2013	Adequately- capitalized	Well- capitalized
Period End
Total Risk-Based Capital Ratio - Consolidated (3)	19.60%	19.76%	19.82%	19.78%	8.00%	NA
Tier 1 Risk-Based Capital Ratio - Consolidated (3)	18.33%	18.49%	18.55%	18.52%	4.00%	NA
Tier 1 Leverage Ratio - Consolidated (3)	12.55%	12.41%	12.56%	11.96%	4.00%	NA
Total Risk-Based Capital Ratio - Whidbey Island Bank(3)	19.17%	19.20%	19.26%	19.16%	8.00%	10.00%
Tier 1 Risk-Based Capital Ratio - Whidbey Island Bank (3)	17.90%	17.93%	17.99%	17.90%	4.00%	6.00%
Tier 1 Leverage Ratio - Whidbey Island Bank (3)	12.25%	12.02%	12.17%	11.55%	4.00%	5.00%

(1) Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenue and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income. Please see reconciliation to GAAP measure that appears elsewhere in this release.
(2) Please see the reconciliations to GAAP measures that appear elsewhere in this release. Tangible book value per share and tangible common equity to total tangible assets are non-GAAP performance measurements that management believes provide a more accurate picture of equity.
(3) Capital ratios for the most recent period are an estimate pending filing of the Company's regulatory reports.

WBCO Reports 1Q14 EPS of $0.28

April 24, 2014

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP) this press release presents certain non-GAAP financial measures. Management believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this report are urged to review these non-GAAP measures in conjunction with the GAAP results as reported.

Operating earnings are not a measure of performance calculated in accordance with GAAP. However, management believes that operating earnings are an important indication of our ability to generate earnings through the Company's fundamental banking business. Since operating earnings exclude the effects of certain items that are unusual and/or difficult to predict, management believes that operating earnings provide useful supplemental information to both management and investors in evaluating the Company's financial results.

Operating earnings should not be considered in isolation or as a substitute for net income, cash flows from operating activities, or other income or cash flow statement data calculated in accordance with GAAP. Moreover, the manner in which the Company calculates operating earnings may differ from that of other companies reporting measures with similar names.

The following table provides the reconciliation of the Company's GAAP earnings to operating earnings (non-GAAP) for the periods presented:

	Quarter Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

GAAP Earnings Available to Common Shareholders	$ 4,445	$ 2,502	$ 4,584
Provision for Income Tax	2,150	1,104	2,127
GAAP Earnings Available to Common Shareholders before Provision for Income Tax	6,595	3,606	6,711
Adjustments to GAAP Earnings Available to Common Shareholders
Acquisition-Related Costs	200	652	-
Operating Earnings Before Income Tax	6,795	4,258	6,711
Provision for Income Tax	2,220	1,332	2,127
Net Operating Earnings	$ 4,575	$ 2,926	$ 4,584

Diluted GAAP Earnings per Common Share	$ 0.28	$ 0.16	$ 0.30
Diluted Operating Earnings per Common Share	$ 0.29	$ 0.19	$ 0.30

Non-GAAP Financial Measures

Fully tax-equivalent net interest income and fully tax-equivalent net interest margin are non-GAAP performance measurements that management believes provides investors with a more accurate picture of the Company's operational performance and is consistent with industry practice. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.

The following table provides the reconciliation of the Company's net interest income and net interest margin (GAAP) to a fully tax-equivalent net interest income and fully tax-equivalent net interest margin (non-GAAP) for the periods presented:

	Quarter Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

Net Interest Income	$ 16,415	$ 17,253	$ 18,182
Tax-Equivalent Adjustment (1)	240	237	206
Tax-Equivalent Net Interest Income	16,655	17,490	18,388

Average Interest Earning Assets	1,561,988	1,541,783	1,539,196

Net Interest Margin	4.26%	4.44%	4.79%
Tax-Equivalent Net Interest Margin (1)	4.32%	4.50%	4.84%

Non-GAAP Financial Measures

Tangible common equity, tangible assets and tangible book value per common share are not measures that are calculated in accordance with GAAP. However, management uses these non-GAAP measures in its analysis of the Company's performance. Management believes that these non-GAAP measures are an important indication of the Company's ability to grow both organically and through business combinations, and, with respect to tangible common equity, the Company's ability to pay dividends and to engage in various capital management strategies.

Neither tangible common equity, tangible assets or tangible book value per common share should be considered in isolation or as a substitute for common shareholders' equity or book value per common share or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates tangible common equity, tangible assets and tangible book value per share may differ from that of other companies reporting measures with similar names.

The following table provides the reconciliation of the Company's shareholders' equity (GAAP) to tangible common equity (non-GAAP) and total assets (GAAP) to tangible assets (non-GAAP) for the periods presented:

	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2014	2013	2013

Total Shareholders' Equity	$ 185,349	$ 179,930	$ 184,286
Adjustments to Shareholders' Equity
Goodwill and Other Intangible Assets, Net (2)	(5,498)	(5,588)	(5,919)
Tangible Common Equity	179,851	174,342	178,367

Total Assets	$ 1,686,862	$ 1,683,988	$ 1,668,354
Adjustments to Total Assets
Goodwill and Other Intangible Assets, Net (2)	(5,498)	(5,588)	(5,919)
Total Tangible Assets	1,681,364	1,678,400	1,662,435

Common Shares Outstanding at Period End	15,587,154	15,538,969	15,503,861

Tangible Common Equity to Total Tangible Assets	10.70%	10.39%	10.73%
Tangible Book Value per Common Share	$ 11.54	$ 11.22	$ 11.50

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate
(2) Goodwill and Other Intangible Assets, Net excludes mortgage servicing rights

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Note: Transmitted on GlobeNewswire on April 24, 2014, at 1:00 p.m. PT.